Exhibit (s)

HIGHLAND GLOBAL ALLOCATION FUND

POWER OF ATTORNEY

Highland Global Allocation Fund (the “Trust”) and the undersigned Trustee constitutes and appoints each of Frank Waterhouse, Dustin Norris and Clifford Stoops (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all the capacities to make, execute and sign on behalf of the Trust the registration statement of the Trust and any and all amendments and supplements to the registration statement on Form N-2 under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended; and to file any of the foregoing and any and all exhibits and other documents requisite in connection therewith with the U.S. Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the Trust, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as to the undersigned officers and Trustee themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the Trust has caused this Power of Attorney to be executed in its name by its Treasurer, Principal Executive Officer and Principal Financial and Accounting Officer and its Secretary and attested by its Assistant Treasurer, and the undersigned Trustee has hereunto set his hand this 7th day of December 2018.

/s/ Frank Waterhouse	/s/ Dustin Norris
Frank Waterhouse	Dustin Norris
Treasurer, Principal Executive Officer and	Secretary
Principal Financial and Accounting Officer

ATTEST

/s/ Cliff Stoops
Cliff Stoops
Assistant Treasurer

TRUSTEE:

/s/ John Honis
John Honis